                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                               [_] Confidential, for Use of the
[_] Preliminary Proxy Statement                    Commission Only (as
                                                   permitted by

                                                   Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  Lydall, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1.  Title of each class of securities to which transaction applies:

  2.  Aggregate number of securities to which transaction applies:

  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4.  Proposed maximum aggregate value of transaction:.......................

  5.  Total Fee Paid:........................................................

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1.  Amount Previously Paid:
  -----------------------------------------------------------

  2.  Form, Schedule or Registration Statement No.:
  -----------------------------------------------------------

  3.  Filing Party:
  -----------------------------------------------------------

  4.  Date Filed:
  -----------------------------------------------------------

                                            One Colonial Road
                                            P.O. Box 151
                                            Manchester, Connecticut 06045-0151
                                            (860) 646-1233

                                            Christopher R. Skomorowski
                                            President and Chief Executive
                                            Officer

[Lydall Logo]

                                                    March 23, 2001

Dear Lydall Stockholders:

  I am pleased to enclose Lydall's Annual Report describing the Company's op-erations and results for the past year. We appreciate your continuing interest in Lydall and invite you to attend the Company's Annual Meeting to be held on Wednesday, May 9, 2001 at 11:00 a.m. at The Hartford Club located at 46 Pros-pect Street in Hartford, Connecticut. For your convenience, free parking will be available for stockholders attending the meeting in the parking garage ad-jacent to The Hartford Club. Your parking ticket will be validated at the sign-in table at the meeting.

  The following pages contain the formal notice of the Annual Meeting and the Proxy Statement. Please be sure to complete, date, sign and return the en-closed proxy card promptly to ensure that your shares will be voted.

                                  Sincerely,

                                  /s/ Christopher R. Skomorowski

                             [LOGO OF LYDALL, INC]

                  -------------------------------------------
                            NOTICE OF ANNUAL MEETING
                  -------------------------------------------

                             To Be Held May 9, 2001

To: The Owners of Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Wednesday, May 9, 2001, at 11:00 a.m. E.D.T. for the following purposes:

  1. To elect ten Directors to serve for one-year terms until the next An-nual Meeting to be held in 2002.

  2. To transact any other business which may properly come before the meeting.

The Board of Directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. All stockholders are in-vited to attend the meeting, and your right to vote in person will not be af-fected if you mail your proxy.

                             YOUR VOTE IS IMPORTANT

                             Sincerely,



                             /s/ Mary A. Tremblay
                             MARY A. TREMBLAY
                             General Counsel and
                             Secretary

Manchester, CT
March 23, 2001

[Lydall Logo]
                                Proxy Statement
-------------------------------------------------------------------------------
GENERAL

  This Proxy Statement of Lydall, Inc. ("Lydall" or the "Company"), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 23, 2001 in connection with the solicitation by the Board of Di-rectors of Lydall of proxies to be voted at the Annual Meeting of Stockhold-ers. The Annual Meeting will be held on Wednesday, May 9, 2001 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecticut.

  Enclosed with this Proxy Statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of the election of all nominees for Directors of the Company to serve for terms of one year until the next Annual Meeting of stockholders to be held in 2002. We would appreciate the return of your completed proxy card as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall's Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by (a) notifying Lydall's Secretary in writing, (b) de-livering a proxy with a later date or (c) by attending the meeting and voting in person. Unless you indicate on your proxy otherwise, shares represented by proxies properly signed and returned to the Company will be voted "FOR" the nominees for the Board of Directors named in the proxy.

  Under the applicable provisions of the Company's By-laws, the presence, ei-ther in person or by proxy, of the holders of a majority of the shares enti-tled to vote is necessary to constitute a quorum for the transaction of busi-ness at the Annual Meeting.

  The election of Directors requires the affirmative vote of a plurality of the votes cast by the holders of shares who are present in person or repre-sented by proxy at the Annual Meeting and are entitled to vote on the matter. With respect to all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and en-titled to vote and voting thereon shall be the act of the stockholders. Except that if the question is one upon which, by express provision of an applicable stat ute, the Certificate of Incorp-oration or the By-laws of the Company, a different vote is required, such ex-press provision shall govern. For purposes of determining the number of votes cast with respect to the election of Directors, only those votes cast "FOR all nominees," "WITHHELD for all nominees," specifying that votes be withheld from one or more designated nominees, or providing the designated proxies with the right to vote in their discretion are counted. For purposes of determining the number of votes cast with respect to any other matter submitted to stockhold-ers, only those votes cast "FOR" or "AGAINST" the matter or providing the des-ignated proxies with the right to vote in their discretion are counted. Ab-stentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Ab-stentions, therefore, will not have any effect on the outcome of the voting. If a broker or other holder of record or nominee indicates on a proxy that it does not have authority, as to certain shares, to vote on a particular matter, those shares will not be considered as present and entitled to vote with re-spect to that matter. As a result, these so-called "broker non-votes" will not have any effect on the outcome of the voting.

  All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Morrow & Co. Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $4,000. The contract provides for consultation regarding the written solicitation materi-als as well as written and other personal solicitation of proxies. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and the outside soliciting firm, the Company's directors, officers and other employ-ees, without additional remuneration, may solicit proxies by telephone and in person.

  Only holders of record of Lydall's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 12, 2001 (the "Record Date") are entitled to vote at the meeting. On that date there were 15,865,137 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

-------------------------------------------------------------------------------
                         ELECTION OF LYDALL DIRECTORS
-------------------------------------------------------------------------------
  The Board of Directors has nominated Ms. Suzanne Hammett and Messrs. Lee A. Asseo, Samuel P. Cooley, W. Leslie Duffy, David Freeman, Robert E. McGill,
III, Christopher R. Skomorowski, Elliott F. Whitely, Roger M. Widmann, and Al-bert E. Wolf for re-election as Directors of the Company for a term of one year until the next Annual Meeting to be held in 2002.

  The only nominee for Director who is a current employee of the Company is the President and Chief Executive Officer, Christopher R. Skomorowski. The Company intends to maintain its Board with a majority of outside Directors.

  Under the Certificate of Incorporation of the Company, the Board of Direc-tors is empowered to establish the number of directorships between 3 and 15. The Board of Directors has currently fixed the number of directorships at 10. As of the Record Date, there were no vacancies.

  Additional nominations for Directors may be made from the floor by stock-holders who have complied fully with the advance notice procedures set forth in the By-laws of the Company. See "Stockholder Proposals and Nominations for Director" below. It is the intention of the Proxy Committee of the Board of Directors to vote only for the Director nominees described on pages 4 through 6 of this Proxy Statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

  All nominees have indicated that they are willing and able to serve as Di-rectors if elected. If any of such nominees should become unable or unwilling to serve, the Proxy Committee intends to vote for the replacement or replace-ments nominated by the Company's management.

Vote Required for Adoption

  In order to be elected, the nominees must be approved by the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock represented, and entitled to vote, at the Annual Meeting.

  The Board of Directors recommends that stockholders vote FOR the election of nominees referred to in this section.

                              BOARD OF DIRECTORS
-------------------------------------------------------------------------------

  Nominees for election at the next Annual Meeting to serve for a term of one year, until 2002:
-------------------------------------------------------------------------------

Lee A. Asseo, 63, is a retired Chairman of the Board and Chief Executive Offi-cer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo retired from The Whiting Company in 1996. He has been a Lydall Director since 1985. During 2000, Mr. Asseo served as a member of the Compensation and Stock Option and Nominating Commit-tees.
-------------------------------------------------------------------------------

Samuel P. Cooley, 69, is a retired Executive Vice President and Senior Credit Approval Officer of Shawmut Bank Connecticut, N.A., now FleetBoston Financial, which he joined in 1955. Mr. Cooley retired from Shawmut Bank in 1993. He cur-rently serves as a member of the Board of HPSC, Inc. He has been a Lydall Di-rector since 1966. During 2000, Mr. Cooley served as Chairman of the Audit Re-view Committee and as a member of the Pension Committee.
-------------------------------------------------------------------------------

W. Leslie Duffy, 61, is a partner in the law firm of Cahill Gordon & Reindel. He has been with that firm since 1965. He has been a Lydall Director since 1992. During 2000, Mr. Duffy served as Chairman of the Pension Committee and a member of the Development and Executive Committees.
-------------------------------------------------------------------------------

David Freeman, 56, is a Professor of International Business at Central Con-necticut State University. He is a retired Chairman and Chief Executive Offi-cer of Loctite Corporation, which he joined in 1974. Mr. Freeman retired from Loctite in 2000. He became a member of Loctite's Board of Directors in 1990, President of Loctite in 1991, and Chief Executive Officer in 1993. He was ap-pointed Chairman of Loctite in April 1996. He became a Lydall Director in
1998. During 2000, Mr. Freeman served as a member of the Executive, Nominating and Pension Committees.
-------------------------------------------------------------------------------

Suzanne Hammett, 45, is a Managing Director and Chief of Staff for JPMorgan, the Investment Bank within JP Morgan Chase. Ms. Hammet is also responsible for all Marketing and Communications for the Investment Bank, and leads the Client Knowledge function within JPMorgan. She is a member of the Investment Bank Operating, Culture and Technology Committees. Ms. Hammett has been with the firm since 1977 and has held various client marketing and business leadership positions within the In-vestment Bank during her career. Ms. Hammett is a graduate of Wellesley Col-lege and is a member of the leadership council. She became a Lydall Director in January 2000. During 2000, Ms. Hammett served as a member of the Develop-ment Committee.
-------------------------------------------------------------------------------

Robert E. McGill, III, 69, is a retired Executive Vice President--Finance and Administration of Dexter Corporation, which he joined in 1975. Mr. McGill re-tired from Dexter in 1994. He was elected to Dexter's Board of Directors in 1983 from which he retired in 1995. Mr. McGill currently serves as a member of the Board of Directors of Ravenswood Winery, Inc. He also serves as a Trustee of the Travelers Variable Annuities Mutual Funds. He became a Lydall Director in August 1999. During 2000, Mr. McGill served as a member of the Audit Review Committee.
-------------------------------------------------------------------------------

Christopher R. Skomorowski, 47, is the Chief Executive Officer and President
of Lydall, a position he has held since December 1998. He has held a variety of management positions in both finance and marketing since joining Lydall in 1978. Prior to becoming CEO, Mr. Skomorowski had been president of Lydall Westex, a position he had held since 1991. He served as a rotating senior man-agement Director in 1994 to 1995 and then became a non-rotating member in
1998. During 2000, Mr. Skomorowski served as Chairman of the Development and Nominating Committees and as a member of the Executive Committee.
-------------------------------------------------------------------------------

Elliott F. Whitely, 57, is the retired President of Lydall Technical Papers, a subsidiary of the Company, a position he had held from 1987 through 1997. He joined Lydall in 1974 and later served as Vice President of Development and Technology for that Division until he became its President. He served as a ro-tating senior management Director in 1993 to 1994 and 1996 to 1997. He joined the Board in a non-rotating position in 1998. During 2000, Mr. Whitely served as a member of the Development and Nominating Committees.
-------------------------------------------------------------------------------

Roger M. Widmann, 61, was elected Chairman of the Board on December 29, 1998 and is a Principal of Tanner & Co. Inc., an invest-
ment banking firm, a position he has held since 1997. Formerly, Mr. Widmann was Senior Managing Director, Corporate Finance, of Chemical Securities, Inc. He joined Chemical Bank, (now JPMorgan Chase & Co.) in May 1986. Prior to
that, he had been a founder and Managing Director of First Reserve Corpora-tion, an energy investment and finance firm, since 1981. Mr. Widmann has served as a Director of Weatherford Enterra, Inc. and has been a Lydall Direc-tor since 1974. During 2000, Mr. Widmann served as Chairman of the Compensa-tion and Stock Option and Executive Committees.
-------------------------------------------------------------------------------

Albert E. Wolf, 71, is the former Chairman of the Board of Checkpoint Systems, Inc., which manufactures and markets electronic security systems. Mr. Wolf was Chairman and Chief Executive Officer of Checkpoint Systems from 1972 until
1999 when he retired. He has been a Lydall Director since 1977. During 2000, Mr. Wolf served as a member of the Compensation and Stock Option and Audit Re-view Committees.
-------------------------------------------------------------------------------
   ACTIVITIES OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD
-------------------------------------------------------------------------------
  The Board of Directors held six meetings during 2000 and acted by unanimous consent on three occasions. All Directors attended at least 75 percent of the meetings of the Board held while they were Directors. All Directors attended all meetings of any committees on which they served.

  The Company's Board of Directors has six standing committees: Audit Review, Development, Compensation and Stock Option, Pension, Nominating and Executive. The Audit Review Committee considers and reviews all matters connected with internal and external audit reports, the external auditors' management report, and similar matters. See "Report of the Audit Review Committee" below and the Audit Review Charter attached as Appendix A to this Proxy Statement. The De-velopment Committee reviews management proposals for possible mergers and, in certain circumstances, acquisitions and joint ventures. The Compensation and Stock Option Committee: (i) reviews the executive compensation of senior offi-cers of the Company; (ii) approves various contracts with officers; and (iii) approves the granting of restricted stock awards, stock options and stock bo-nus awards to key employees pursuant to the Lydall, Inc. 1992 Stock In-centive Compensation Plan (the "1992 Plan"). The Pension Committee considers matters concerning the pension and profit sharing plans of the Company. The Nominating Committee recommends persons to be nominated as Directors and con-siders nominees recommended by stockholders. See "Stockholder Proposals and Nominations for Director" below. The Executive Committee acts on behalf of the Board of Directors in the intervals between its meetings on all matters other than those that are specifically reserved to the full Board under the applica-ble provisions of the Delaware General Corporation Law and those specifically assigned by the Board of Directors to its other committees.

  During 2000, the Audit Review Committee held three meetings; the Development Committee held no meetings; the Compensation and Stock Option Committee held two meetings and acted by unanimous consent on two occasions; the Pension Com-mittee held one meeting and acted by unanimous consent on two occasions; the Nominating Committee held no meetings, and the Executive Committee held no meetings and acted by unanimous written consent on one occasion.

Report of the Audit Review Committee

  The Audit Review Committee focuses on three primary areas:

  . the performance of the Company"s internal auditors and the independence and performance of the Company"s independent auditors;

  . the Company"s compliance with applicable legal and regulatory require-ments; and

  . the Company"s internal controls and financial reporting process and the Company's financial statements.

  Periodically, we meet with management to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appro-priate Company financial personnel and internal auditors, with whom we meet privately. Independent and internal auditors of the Company have unrestricted access to the Audit Review Committee.

  The Audit Review Committee also recommends to the Board the appointment of the independent auditors and reviews their performance and independence from man-agement.

  The Directors who serve on the committee are all "independent" for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the Committee members have a relationship to Lydall that may interfere with their independence from Lydall and its management.

  The Board has adopted a written charter setting out the functions the Com-mittee is to perform. You can find a copy of that charter attached to this Proxy Statement as Appendix A.

  Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

  The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us.

  This year, the Audit Review Committee reviewed the Com-pany's audited finan-cial statements for the fiscal year ended December 31, 2000 and met with both management and PricewaterhouseCoopers LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting princi-ples generally accepted in the United States of America.

  We have received from, and discussed with, PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Review Committees), relat-ing to that firm's independence from the Company. We also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

  Based on these reviews and discussions, we have recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Samuel P. Cooley (Chairman)
Robert E. McGill, III
Albert E. Wolf

Audit Fees

  The aggregate fees paid to PricewaterhouseCoopers LLP for professional serv-ices rendered for the audit of the Company's annual financial statements for 2000 and for the Company's unaudited financial statements included in its quarterly filings on Form 10-Q for 2000 were $366,824.

Financial Information Systems Design and Implementation Fees

  The aggregate fees billed for certain information technology services of the type described in Rule 2-01(C)(4)(ii)(B) of Regulation S-X rendered by PricewaterhouseCoopers LLP during fiscal year 2000 were 0.

All Other Fees

  The total fees billed for all other non-audit services rendered by PricewaterhouseCoopers LLP during 2000 were $475,647.

Director Compensation

  During 2000, outside Directors and the Chairman were paid $1,000 for each meeting of the Board of Directors attended, as well as $500 for any committee meeting held on a day other than the day on which a Board meeting was held. In addition, the Lydall, Inc. 1992 Stock Incentive Compensation Plan ("the 1992 Plan") provides for the automatic grant of nonqualified stock options covering the lesser of 9,000 shares of Common Stock, or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $100,000, to each person serving as a Director on May 7, 2002. New Directors, upon joining the Board, receive an automatic grant of nonqualified options covering the lesser of (i) 9,000 shares of Common Stock, (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000 or (iii) the number of shares then available for such purpose under the 1992 Plan.

  From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman (the "Deferred Compensation Plan"). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All Directors who participated in this plan will re-ceive a lump-sum cash payment upon the later of the date they cease to serve as a Director or their attaining 62 years of age. For each of those Directors, the total amount of the payment will be equal to $3,000 for each full or par-tial calendar year of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed from January 1, 1991 through December 31, 1996. All benefits are fully vested.

  In addition to the foregoing, each Director currently receives a $16,000 an-nual retainer paid in the form of unrestricted shares of Common Stock and there is an automatic grant each year of a nonqualified stock option covering 325 shares of Common Stock to the Chairman and each outside director of the Company in lieu of any further accruals under the Directors' Deferred Compen-sation Plan.

TRANSACTIONS WITH DIRECTORS

  During 2000, Cahill Gordon & Reindel, of which Director W. Leslie Duffy is a partner, was engaged by the Company as special counsel for limited matters.

  During 2000, Director Roger M. Widmann received $120,000 in compensation for his services as Chairman of the Board.

-------------------------------------------------------------------------------
  SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN EXECUTIVE OFFICERS AND 5 PERCENT
                               BENEFICIAL OWNERS
-------------------------------------------------------------------------------
  The following table lists, to the Company's knowledge, the ownership of Com-mon Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of Lydall as a group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dis-positive power with respect to the shares listed. All information is given as of March 1, 2001.

                                                                    Percent
                                           Nature of                  of
Name                               Amount  Beneficial Ownership      Class
---------------------------------------------------------------------------
Lee A. Asseo                        40,640 Direct
Director and Nominee for Director    6,000 Indirect (Trust)
                                    16,177 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                   -------
                                    62,817                             *
                                   =======
---------------------------------------------------------------------------
James P. Carolan                    42,111 Direct
Vice President-                      8,953 Indirect (Spouse)
E-Commerce
                                    18,000 (Exercisable under
                                           Lydall, Inc. 1982 Stock
                                           Incentive Compensation
                                           Plan)
                                    84,919 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                    23,175 (Allocated under Lydall,
                                           Inc. 401(k) Plan) (/1/)
                                   -------
                                   177,158                            1.1
                                   =======
---------------------------------------------------------------------------
Samuel P. Cooley                     8,640 Direct
Director and Nominee for Director   16,177 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                   -------
                                    24,817                             *
                                   =======
---------------------------------------------------------------------------
W. Leslie Duffy                     10,640 Direct
Director and Nominee for Director    9,000 (Exercisable under
                                           Lydall, Inc. 1982 Stock
                                           Incentive Compensation
                                           Plan)
                                    16,177 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                   -------
                                    35,817                             *
                                   =======

                                                                    Percent
                                           Nature of                  of
Name                               Amount  Beneficial Ownership      Class
---------------------------------------------------------------------------
David Freeman                        4,287 Direct
Director and Nominee for Director    6,383 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                   -------
                                    10,670                             *
                                   =======
---------------------------------------------------------------------------
Suzanne Hammett                      1,679 Direct
Director and Nominee                 2,250 (Exercisable under
for Director                               Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                   -------
                                     3,929                             *
                                   =======
---------------------------------------------------------------------------
Raymond J. Lanzi                    93,573 Direct
Division President                   4,500 (Exercisable under
                                           Lydall, Inc. 1982 Stock
                                           Incentive Compensation
                                           Plan)
                                    59,011 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                    33,060 (Allocated under Lydall,
                                           Inc. 401(k) Plan)(/1/)
                                   -------
                                   190,144                            1.2
                                   =======
---------------------------------------------------------------------------
Kevin G. Lynch                       2,568 Direct
Group President                     32,550 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                     3,300 (Allocated under Lydall,
                                           Inc. 401(k) Plan)(/1/)
                                   -------
                                    38,418                             *
                                   =======
---------------------------------------------------------------------------
Robert E. McGill, III                3,910 Direct
Director and Nominee                 2,305 (Exercisable under
for Director                               Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan)
                                   -------
                                     6,215                             *
                                   =======
---------------------------------------------------------------------------
Walter A. Ruschmeyer                   186 Direct
Executive Vice                       2,000 Indirect (Trust)
President-Finance and                1,500 Indirect (Parent)
Administration, CFO                  4,375 (Exercisable under
                                           Lydall, Inc. 1992 Stock
                                           Incentive Compensation
                                           Plan
                                           as of March 16, 2001)
                                   -------
                                     8,061                             *
                                   =======

                                                                        Percent
                                               Nature of                  of
Name                             Amount        Beneficial Ownership      Class
-------------------------------------------------------------------------------
Christopher R. Skomorowski         43,018      Direct
President, CEO,                     7,500      Indirect (Spouse)
Director and Nominee               15,200      (Exercisable under
for Director                                   Lydall, Inc. 1982 Stock
                                               Incentive Compensation
                                               Plan)
                                  113,925      (Exercisable under
                                               Lydall, Inc. 1992 Stock
                                               Incentive Compensation
                                               Plan)
                                   18,164      (Allocated under Lydall,
                                               Inc. 401(k) Plan)(/1/)
                                ---------
                                  197,807                                 1.2
                                =========
-------------------------------------------------------------------------------
Elliott F. Whitely                 76,905      Direct
Director and Nominee               15,777      (Exercisable under
for Director                                   Lydall, Inc. 1992 Stock
                                               Incentive Compensation
                                               Plan)
                                ---------
                                   92,682                                  *
                                =========
-------------------------------------------------------------------------------
Roger M. Widmann                   90,476      Direct
Chairman of the                       450      Indirect (Spouse)
Board, Director and                46,177      (Exercisable under
Nominee for Director                           Lydall, Inc. 1992 Stock
                                               Incentive Compensation
                                               Plan)
                                ---------
                                  137,103                                  *
                                =========
-------------------------------------------------------------------------------
Albert E. Wolf                     28,750      Direct
Director and Nominee                2,000      Indirect (Spouse)
for Director                       16,177      (Exercisable under
                                               Lydall, Inc. 1992 Stock
                                               Incentive Compensation
                                               Plan)
                                ---------
                                   46,927                                  *
                                =========
-------------------------------------------------------------------------------
Lydall, Inc.                      873,574(/1/)                            5.5
401(k) Plan
c/o T Rowe Price Trust Company
100 East Pratt Street
Baltimore, MD 21202
-------------------------------------------------------------------------------
Westport Asset                  1,353,200(/2/)                            8.5
Management, Inc.
253 Riverside Avenue
Westport, CT 06880
-------------------------------------------------------------------------------
Dimensional Fund                1,211,080(/3/)                            7.6
Advisors, Inc.
1299 Ocean Avenue,
11th Floor
Santa Monica, CA
90401
-------------------------------------------------------------------------------
T. Rowe Price Associates, Inc.    965,500(/4/)                            6.1
100 East Pratt Street
Baltimore, MD 21202

                                                               Percent
                                      Nature of                  of
Name                    Amount        Beneficial Ownership      Class
----------------------------------------------------------------------
Wellington Management    958,000(/5/)                            6.0
Company, LLP
75 State Street
Boston, MA 02109
----------------------------------------------------------------------
Credit Suisse Asset      821,643(/6/)                            5.2
Management, LLC
466 Lexington Avenue
New York, NY 10017
----------------------------------------------------------------------
Lord, Abbett & Co.       792,500(/7/)                            5.0
90 Hudson Street
Jersey City, NJ 07302
----------------------------------------------------------------------
All Directors and      1,077,796(/8/)                            6.8
Executive Officers as
 a
Group (20 persons)
----------------------------------------------------------------------

* Indicates that the Director/Officer owns less than 1 percent of the out-standing shares of Common Stock.

(/1/)Shares also listed as beneficially owned by the Lydall 401(k) Plan which has the sole power to dispose of the shares. Voting power with respect to the shares is exercised by the participating employee.

(/2/)As reported in Schedule 13G filed with the Securities and Exchange Com-mission on February 12, 2001.

(/3/)As reported in Schedule 13G filed with the Securities and Exchange Com-mission on February 2, 2001.

(/4/)As reported in Schedule 13G filed with the Securities and Exchange Com-mission on February 14, 2001.

(/5/)As reported in Schedule 13G filed with the Securities and Exchange Com-mission on February 14, 2001.

(/6/)As reported in Schedule 13G filed with the Securities and Exchange Com-mission on February 8, 2001.

(/7/)As reported in Schedule 13G filed with the Securities and Exchange Com-mission on January 19, 2001.

(/8/)Of the 1,077,796 shares, 50,100 are exercisable under the 1982 Stock In-centive Compensation Plan, and 504,808 are exercisable under the 1992 Plan.

                            EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------
COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

  Based on proposals by management, the Compensation and Stock Option Commit-tee (the "Committee") approves the compensation levels of Lydall's executives at the subsidiary president level and above, subject to ratification by the Board of Directors. The Committee also administers the Company's Stock Incen-tive Compensation Plans. Each of the three members of the Committee is a non-employee Director. All decisions by the Committee relating to the compensation of the Company's senior executives are reviewed by the full Board except for decisions about awards under the Company's stock-based compensation plans.

  The Committee has been guided by the following principles in determining the compensation levels of the senior executives, including those named in the Summary Compensation Table --Messrs. Skomorowski, Carolan, Ruschmeyer, Lanzi, and Lynch.

PHILOSOPHY

  Lydall relates its executive compensation to the long-term goals and strat-egy of the Company, which are to improve the strength and profitability of Lydall and to protect and increase stockholder value through above-average, consistent corporate performance. In 2000, bonus compensation was based 70 percent on the performance of the employee's EVA Center and 30 percent on the performance of the Company as a whole. Bonus compensation of those individuals at the corporate level was based entirely on the performance of the Company as a whole.

  The Committee's executive compensation policies are designed to provide com-petitive levels of compensation that are closely integrated with the Company's annual and long-term strategic goals. Lydall seeks to attract and retain the highest qualified executives by offering competitive levels of base compensa-tion as well as cash and stock-based incentive plans closely tied to the in-terests of its stockholders.

  Senior executives' compensation packages are intended to be consistent with those of executives in comparable positions with diversified manufacturers similar in size to Lydall. However, since Lydall directly ties a large portion of its execu-tive compensation to corporate performance, executives may be paid more in a particular year of good results and less in a year of disappointing results.

  The Committee believes that stock ownership by management serves to align management and stockholder interests. Therefore, the Company's stock-based in-centive plans are an important component of its executive compensation and are intended to retain and motivate executives to improve the long-term perfor-mance of the Company. The Committee also believes in aligning the cash bonus plan of the Company directly with the creation of stockholder value. In fur-therance of this goal, during 2000, the Company adopted a new EVA Incentive Bonus Plan, which is described in more detail below.

ELEMENTS OF COMPENSATION

  The following describes each of the three components of Lydall's executive compensation packages.

  Base Salary. Base salary is compared with the competitive median for diver-sified manufacturers of similar size, as determined by independently published compensation surveys. Annual salaries for executives at $200,000 and above are reviewed by the Committee every two years. Adjustments are based on changes in competitive pay levels and the Committee's assessment of the Executive's over-all performance.

  When Mr. Skomorowski became Chief Operating Officer, effective October 1, 1998, his salary was increased by 40 percent to reflect a salary commensurate with his new role and responsibilities. Effective January 1, 2001, Mr. Skomorowski's salary was increased 14.3 percent. Mr. Carolan's salary was in-creased on May 16, 1998 by 8.6 percent when he was promoted to Executive Vice President. Mr. Carolan's salary will be reviewed again at the end of 2001.

  Similar considerations were given to setting the salaries of Messrs. Ruschmeyer, Lanzi and Lynch.

  Bonus Compensation. The bonus portion of Lydall's executive compensation is a key component of its management's total compensation packages.

  Effective January 1, 2000, Lydall adopted Economic Value Added ("EVA") as the framework for its financial management and incentive compensation system. EVA is a measure of financial performance that is closely correlated with changes in stock market value. EVA equals the profit achieved after sub-tracting a charge for the use of capital (including debt and equity) from the Company's net operating profit after taxes.

  Lydall's EVA Incentive Bonus Program (the "Program"), is based on incremen-tal EVA improvements year over year. It rewards sound decision-making based on long-term sustainable growth. The objective of the Program is to create a strong incentive for Lydall's employees to increase stockholder value by al-lowing them to share a portion of the increase.

  Most full-time salaried and hourly employees of the Company are eligible to participate in the Program. Salaried employees of EVA Centers, which are ei-ther individual operations or groups of related businesses of Lydall, will re-ceive bonuses based 70 percent on the performance of their specific EVA Center and 30 percent based on the performance of Lydall on a consolidated basis. Hourly employees will receive bonuses based entirely on the performance of their specific EVA Center. Bonuses for employees of Lydall World Headquarters will be based solely on the performance of Lydall on a consolidated basis.

  Companywide, the amounts for individual awards range from 5 percent to 70 percent of base salary ("target percentage") if pre-determined targets are met. The amount of the award, however, can be more or less if targets are ex-ceeded or not met, respectively. In 2000, the senior executives named in the Summary Compensation Table other than Mr. Skomorowski had target percentages of 50%. As a result of above-target performance of their specific EVA centers, Messrs. Carolan, Ruschmeyer, and Lynch received bonuses in excess of 50% of base salary. Mr. Lanzi's bonus was less than 50% because his specific EVA Cen-ter did not meet its target.

  In 2000, Mr. Skomorowski was eligible to receive a bonus of 60 percent of his base salary provided that Lydall's consolidated performance reached the EVA target. Since that target was exceeded, Mr. Skomorowski's bonus is slightly in excess of 60% of his base salary.

  Stock Option Awards. The Committee has granted stock options for the purpose of further linking executive compensation to long-term performance by facili-tating appropriate levels of stock ownership by its executives. Option grants are based on comparison studies of executive stock ownership in other public companies similar in size to Lydall and individual performance. In addition to the senior executives named in the Summary Compensation Table, a significant num-ber of Lydall's managers participate in the Company's stock option program.

  Stock options are granted at the prevailing market price on the grant date and will only accrete value if the Company's stock price increases above the grant price. Generally, option grants vest over four years and individuals must be employed by the Company at the time of vesting in order to exercise the options.

  Mr. Skomorowski received two option grants covering 80,000 shares of Lydall, Inc. Common Stock in 2000. He now holds options covering a total of 223,551 shares of Common Stock, 129,125 of which were vested as of the Record Date. Mr. Skomorowski's option holdings are reviewed annually by the Committee. Op-tion grants to Mr. Skomorowski are also tied to his level of base salary and to the long-term performance of the Company.

  In 2000, Messrs. Carolan, Ruschmeyer and Lynch each received two option grants covering a total of 17,500, 67,500, and 35,000 shares respectively.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance-based" compensation is not subject to the limi-tation on deductibility provided that certain stockholder approval and inde-pendent director requirements are met.

  As no Company executive officer's compensation exceeded $1 million per year, the Committee does not believe that the deductibility limitation is applica-ble. The Committee will continue to review the situation in light of the regu-lations and future events with the objective of achieving deductibility to the extent appropriate.

                    COMPENSATION AND STOCK OPTION COMMITTEE

                          Roger M. Widmann, Chairman
                        Lee A. Asseo and Albert E. Wolf

-------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the Compensation and Stock Option Committee members have interlock-ing relationships with the Company, and all are outside Directors.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor's Small Cap 600 Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1995, including reinvestment of dividends.


                                    [GRAPH]

                                          Cumulative Total Return
                        -------------------------------------------------------
                        12/95     12/96     12/97     12/98     12/99     12/00

LYDALL, INC.            100.00     98.90     85.71     52.20     29.12     38.19
S & P SMALL CAP 600     100.00    121.32    152.36    156.52    175.93    196.69
RUSSELL 2000            100.00    116.49    142.55    138.92    168.45    147.25

  Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Standard & Poor's Small Cap 600 Index of which it is a constituent, and the Russell 2000 Index, which is comprised of companies with similar market capi-talizations.

                          SUMMARY COMPENSATION TABLE

  The following table shows the compensation either paid or awarded by the Company for each of the three years ended December 31, 1998, 1999 and 2000 to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2000.

                              Annual Compensation                 Long-Term Compensation
                                                                  Awards            Payouts
                                                            ------------------- ---------------
          (a)            (b)    (c)          (d)     (e)      (f)       (g)      (h)     (i)
                                                                       Secur-
                                                    Other     Re-      ities             All
                                                    Annual  stricted Underlying         Other
                                                   Compen-   Stock    Options/   LTIP  Compen-
Name and                      Salary        Bonus   sation   Awards     SARs    Payout  sation
Principal Position       Year   ($)          ($)   ($)(/1/)   ($)       (#)      ($)   ($)(/2/)
--------------------------------------------------------------------------------------------------------
C.R. Skomorowski         2000 350,000      212,100   8,175      0     80,000/0     0    24,471(/3/)
 CEO, President          1999 350,000            0   7,786      0     29,000/0     0    49,670(/4/)
 and Director            1998 275,000            0   7,632      0      5,351/0     0    63,812(/5/)
--------------------------------------------------------------------------------------------------------
J.P. Carolan             2000 315,000      176,715  13,231      0     17,500/0     0    27,475
 VP E-Commerce           1999 315,000      120,826  10,406      0      5,000/0     0   142,800(/4/)(/6/)
                         1998 305,625            0   9,890      0          0/0     0    71,790(/5/)
--------------------------------------------------------------------------------------------------------
W.A. Ruschmeyer          2000 308,892(/7/) 164,125  11,646      0     67,500/0     0    18,549
 Executive VP-           1999       0            0       0      0          0/0     0         0
 Finance                 1998       0            0       0      0          0/0     0         0
 and Administration, CFO
--------------------------------------------------------------------------------------------------------
R.J. Lanzi               2000 280,000       42,420  14,292      0          0/0     0    29,999
 Division                1999 280,000       97,787  14,292      0      5,000/0     0    34,505
 President               1998 280,000            0  14,071      0          0/0     0    34,078
--------------------------------------------------------------------------------------------------------
K.G. Lynch               2000 220,000      129,580   8,797      0     35,000/0     0    48,619(/3/)
 Group                   1999 180,000       75,463   1,692      0      7,500/0     0    94,654(/4/)
 President               1998 154,500       16,402       0      0          0/0     0    24,400(/5/)
--------------------------------------------------------------------------------------------------------

(/1/) None of the named executive officers received perquisite and other per-sonal benefits in excess of the lesser of $50,000 or 10 percent of his total annual salary and bonus.
(/2/) The items reported in column (i) for 2000 include amounts paid on behalf of the named individuals by the Company for:

  Defined Contribution Plan (401(k) Plan includes Profit Sharing Component):
   C.R. Skomorowski ($5,100); J.P. Carolan ($5,100); W.A. Ruschmeyer ($4,875); R.J. Lanzi ($5,100); K.G. Lynch ($5,100)

  The Employee Stock Purchase Plan:
   C.R. Skomorowski ($600); J.P. Carolan ($600); W.A. Ruschmeyer ($400); R.J. Lanzi ($600); K.G. Lynch ($600)

  Life Insurance Premiums:
   C.R. Skomorowski ($5,236); J.P. Carolan ($14,918); W.A. Ruschmeyer ($9,709); R.J. Lanzi ($16,895); K.G. Lynch ($6,600)

  Long-Term Disability Premiums:
   C.R. Skomorowski ($6,283); J.P. Carolan ($6,857); W.A. Ruschmeyer ($3,565); R.J. Lanzi ($7,404); K.G. Lynch ($3,838)

(/3/) In 2000, Mr. Skomorowski and Mr. Lynch received relocation expense reim-bursements, in connection with moves in 1998 and 1999 respectively, to take new positions in the Company in the amounts of $7,252 and $32,481, respectively.

(/4/) In 1999, Mr. Skomorowski, Mr. Carolan and Mr. Lynch received relocation expense reimbursements, in connection with moves in 1998, 1998 and 1999 respectively, to take new positions in the Company in the amounts of $28,410, $114,565 and $82,625, respectively.

(/5/) In 1998, Mr. Skomorowski, Mr. Carolan and Mr. Lynch relocated to take new positions in the Company and received reimbursement of relocation expenses in the amounts of $43,323, $44,187 and $14,365 respectively, in accordance with the Company's relocation policy.

(/6/) In 1999, Mr. Carolan received a nonsmoking bonus of $312 in accordance with the policy for his location.

(/7/) In 2000, $51,600 of the $308,892 reported as salary was paid to Mr.
      Ruschmeyer as consulting fees prior to his becoming an employee on March 16, 2000.

                               PLAN DESCRIPTIONS

  While not required by the Securities and Exchange Commission rules in every case, the Company believes a brief description of each compensation plan will enable stockholders to better understand the information presented in the ta-bles.

Defined Benefit Pension Plan

  The Company provides a noncontributory, "career average" defined benefit pension plan (the "Pension Plan") to most salaried employees. The Pension Plan provides that benefits, in the amount of 2 percent of the participant's annual eligible earnings, (subject to limitations imposed by the Internal Revenue
Code) will accrue annually. The Pension Plan benefits are not determined pri-marily by final or average final compensation. The Company pays the entire cost of the Pension Plan which is administered by a committee appointed by the Board of Directors.

  A participant's compensation for purposes of determining pension benefits is the participant's W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall.

  The normal retirement age under the Pension Plan is 65 and actuarially re-duced benefits are available at age 55 if the participant has ten years of service. Messrs. Skomorowski, Carolan, Lanzi, Ruschmeyer and Lynch are ex-pected to receive annual benefits upon retirement at normal retirement age (assuming they work until age 65 and receive salary increases of 5 percent per year except for Mr. Lanzi whose earned benefits end upon his February 4, 2001 termination date) in the amounts of $128,408, $69,042, $55,494, $73,200, and
$105,998 respectively. The aforementioned amounts are not subject to any fur-ther reductions for Social Security benefits or for any other offset amounts.

Stock Incentive Plan

  The Company maintains the 1992 Plan, which expires on May 12, 2002. The 1992 Plan presently authorizes an aggregate of 2,420,000 shares of Common Stock for issuance under the terms of incentive awards that may be granted to Directors, officers and other key employees of the Company. Incentive awards granted un-der the 1992 Plan may take the form of nonqualified stock options, incentive stock options, restricted stock awards, or stock bonus awards.

                              STOCK OPTION TABLES

  The following table provides information regarding stock options granted during 2000 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the values as-signed to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term.

  In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ulti-mate value will be dependent on the market value of the Company's stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the exec-utives, but all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                    Potential
                                                                 Realized Value
                                                                   at Assumed
                                                                  Annual Rates
                                                                 of Stock Price
                                                                  Appreciation
                                                                       for
                                Individual Grants                Option Term (*)
                  ---------------------------------------------- ---------------
      (a)              (b)           (c)         (d)      (e)      (f)     (g)
                    Number of        % of
                   Securities       Total
                   Underlying      Options/
                    Options/         SARs      Exercise
                      SARs        Granted to   or Base   Expir-
                     Granted      Employees     Price    ation
                       (#)      in Fiscal Year  ($/Sh)    Date    5%($)  10%($)
--------------------------------------------------------------------------------
C.R. Skomorowski  30,000(/1/)/0     5.39/0      7.1875  01/19/10 135,605 343,651
                  50,000(/2/)/0     8.99/0       9.875  12/11/10 310,517 786,910
--------------------------------------------------------------------------------
J.P. Carolan      10,000(/1/)/0     1.80/0      7.1875  01/19/10  45,202 114,550
                   7,500(/2/)/0     1.35/0       9.875  12/11/10  46,578 118,037
--------------------------------------------------------------------------------
W.A. Ruschmeyer   17,500(/3/)/0     3.15/0      7.3125  03/15/10  80,479 203,949
                  50,000(/2/)/0     8.99/0       9.875  12/11/10 310,517 786,910
--------------------------------------------------------------------------------
R.J. Lanzi                  0/0        0/0           0         0       0       0
--------------------------------------------------------------------------------
K.G. Lynch        10,000(/1/)/0     1.80/0      7.1875  01/19/10  45,202 114,550
                  25,000(/2/)/0     4.49/0       9.875  12/11/10 155,258 393,455
--------------------------------------------------------------------------------

(*) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are de-pendent on the future performance of the Common Stock and overall stock market conditions.
(/1/) Exercisable 25% 1/20/01; 50% 1/20/02; 75% 1/20/03; 100% 1/20/04.
(/2/) Exercisable 25% 12/12/01; 50% 12/12/02; 75% 12/12/03; 100% 12/12/04.
(/3/) Exercisable 25% 3/16/01; 50% 3/16/02; 75% 3/16/03; 100% 3/16/04.

  The following table shows stock option exercises by the named executive of-ficers during 2000, including the aggregate value of gains on the date of ex-ercise. In addition, this table includes the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2000. Also re-ported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end market price of Lydall's Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                    (d) Number of
                                                     Securities    (e) Value of
                                                     Underlying     Unexercised
                                                     Unexercised   In-the-Money
                                                   Options/SARs at Options/SARs
                                  (b)       (c)      FY-End (#)    at FY-End ($)
             (a)              ----------- -------- --------------- -------------
                                Shares
                              Acquired on  Value
                               Exercise   Realized  Exercisable/   Exercisable/
            Name                  (#)       ($)     Unexercisable  Unexercisable
--------------------------------------------------------------------------------
C. R. Skomorowski............        0          0  116,625/106,926 7,288/45,000
J. P. Carolan................    2,500     11,199    99,169/26,250 8,631/15,000
W. A. Ruschmeyer.............        0          0         0/67,500     0/24,063
R. J. Lanzi..................        0          0     62,261/5,625      2,158/0
K. G. Lynch..................        0          0    28,175/41,125     0/15,000
--------------------------------------------------------------------------------

ECONOMIC VALUE ADDED INCENTIVE PROGRAM

  The company provides a bonus compensation program called the EVA Incentive Program to most salaried employees, and has included most of its hourly em-ployees in the 2001 program year. Bonuses are based on incremental improve-ments made year over year as compared to the EVA objectives that have been ap-proved by the Board of Directors.

Stock Purchase Plan

  The Lydall Employee Stock Purchase Plan (the "Stock Purchase Plan") gives certain full-time, nonunion and union (if negotiated) Lydall employees the op-portunity to purchase Common Stock through regular payroll deductions. Lydall contributes 33 1/3 percent of each employee's contribution up to $150 a month. Purchases are made on the open market by a brokerage firm.

401(k) Plan

  The Lydall, Inc. Profit Sharing Plan No. 1 was merged into the Lydall, Inc. 401(k) Plan effective December 31, 1999. The Profit Sharing component of the Plan is considered a stock bonus feature. The Company provides this benefit to most salaried and full-time, non-union hourly employees. The Board of Direc-tors has discretionary authority to determine the amount of contributions (if any) to be made each year by the Company. Each employee receives a percentage of his or her W-2 compensation, as determined by the Board of Directors, (sub-ject to the limitations imposed by the Internal Revenue Code) less bonus and other similar compensation. Contributions are made either in shares of Common Stock or in cash. If cash, the trustee of the Plan uses it to purchase Common Stock, so that the Profit Sharing component of the Plan is invested primarily in Lydall Common Stock. The Plan provides that an employee's Profit Sharing account balance shall be distributed to an employee who terminates employment with a vested benefit, or who retires at normal retirement age.

  The 401(k) component of the Plan is available to most full-time, non-union employees with at least three months of service and all domestic union employ-ees. In accordance with Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides participants with the option to reduce their gross income for federal income tax purposes to the extent of their pretax contributions. Generally, participants may contribute up to 15 percent of their total compensation on a pretax basis (subject to limitations imposed by the Internal Revenue Code). Lydall matches the nonunion employees' pretax contributions up to 4 percent of each employ-ee's annual compensation. The first 2 percent is matched dollar for dollar, and the next 2 percent is matched by 50 cents for every dollar. Lydall's matching contribution is immediately fully vested. Union employees, if negoti-ated, have varying 401(k) matching employer contributions.

Other Employee Benefit Plans Remuneration

  Lydall provides group life insurance of two times salary, and Accidental Death & Dismemberment Insurance for most eligible salaried employees. With re-spect to all executive officers named in the Summary Compensation Table and certain other officers of the Company, such life insurance coverage is three to four times salary and consists of an individual Universal Life Policy which is owned by the individual.

  Lydall provides, under a group plan, long-term disability coverage of 60 percent of base salary to most eligible salaried and full-time, non-union hourly employees. The Company provides all executive officers named in the Summary Compensation Table and certain other officers of the Company with long-term disability coverage equal to their base salary to the extent avail-able.

Supplemental Executive Retirement Plan

  The Company has a supplemental retirement plan intended to provide retire-ment benefits supplementing those provided under other Company-related retire-ment plans to certain officers and key employees. Most of the officers named in the Summary Compensation Table are participants. Upon retirement, and for a period of up to 15 years, a participant is entitled to receive a monthly re-tirement benefit. That benefit is limited to a maximum of 60 percent of the participant's final average pay less the participant's benefits (attributable to Company contributions) under all of the Company's qualified plans.

  A participant is deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70. Mr. Carolan and Mr. Lanzi are the only participants named in the Summary Compensation Table who are fully vested. Messrs. Skomorowski and Carolan are estimated to receive annual benefits upon retirement at normal re-tirement age in the amount of $258,000 and $110,000 respectively. As of Mr. Lanzi's termination date of February 4, 2001, he has earned an estimated an-nual benefit of $33,500 payable at his normal retirement age.

Transactions with Management

  The Company has entered into employment agreements with Messrs. Skomorowski, Carolan, Franks, Grupinski, Lynch, and Ruschmeyer, and Mses. Butenas, Estey, Krallis-Nixon, and Tremblay. All agreements, with the exception of that be-longing to Mr. Ruschmeyer, are dated March 1, 2000 and were amended on August 1, 2000. Mr. Ruschmeyer's agreement is dated March 16, 2000 and was amended on August 1, 2000. These agreements provide, among other things, for benefits in the event of termination of the employee's employment by the Com-pany other than for "cause" (as defined in the agreements) or by the employee for "good reason" (as defined in the agreements). If such a termination with-out "cause" or for "good reason" does not occur within 12 months following a "Change of Control" of the Company, such termination benefits would include
(i) a severance benefit equal to one times (two times in the case of Mr. Skomorowski) the sum of the employee's annual base salary rate and average an-nual incentive bonus (payable in a lump sum in the case of Mr. Skomorowski and spread over 12 months in the case of the other employees); (ii) continued cov-erage under the Company's medical, dental and life insurance plans, and in the case of Mr. Skomorowski the Company's long-term disability plan (if reasonably commercially available), for up to 12 months (18 months in the case of Mr. Skomorowski), subject to any required employee contributions; (iii) for Mr. Skomorowski only, supplemental benefits under the Company's tax-qualified pen-sion plan and supplemental executive retirement plan as if he had 18 addi-tional months of service; and (iv) certain other benefits. If such a termina-tion without "cause" or for "good reason" occurs within 12 months following a "Change of Control" of the Company, such termination benefits would include:
(i) a severance benefit equal to two times (three times in the case of Mr. Skomorowski) the sum of the employee's annual base salary rate and average annual incentive bonus (payable in a lump sum); (ii) a pro-rata portion of the employee's maxi-mum bonus opportunity for the year of termination of employment; (iii) contin-ued coverage under the Company's medical, dental, life insurance and (if rea-sonably commercially available) long-term disability plans for up to 24 months (36 months for Mr. Skomorowski), subject to any required employee contribu-tions; (iv) supplemental benefits under the Company's tax-qualified pension plan and supplemental executive retirement plan as if the employee had two ad-ditional years of service (three additional years in the case of Mr. Skomorowski); (v) vesting in stock options and restricted stock; and (vi) cer-tain other benefits. If any payments or benefits for Mr. Skomorowski are sub-ject to the federal excise tax on "excess parachute payments," Mr. Skomorowski will receive, under his employment agreement, an additional payment in an amount designed to put him in the same after-tax position as if the excise tax had not been imposed. The employment agreements define a "Change of Control" to mean (i) the acquisition of 25 percent or more of the voting power of all classes of the Company's stock by a person, entity or group other than the Company or any subsidiary thereof, (ii) the directors on the date of the em-ployment agreement and their successors whose election or nomination for elec-tion was approved by at least a majority of such directors and successors cease to constitute a majority of the Board of Directors of the Company, or
(iii) the shareholders of the Company approve a plan of complete liquidation, an agreement for the sale or other disposition of all or substantially all of the assets of the Company, or an agreement for the merger or consolidation of the Company (other than a merger or consolidation in which holders of the Company's common stock before the merger or consolidation have a majority of the common stock of the surviving corporation immediately after the merger or consolidation or the Board of Directors before the merger or consolidation would constitute a majority of the Board of Directors of the surviving corpo-ration immediately after the merger or consolidation).

  The Company has also entered into agreements with Messrs. Kopp and Smith dated April 1, 2000 and May 1, 2000 respectively. The agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements generally provide for severance benefits in the event that Mr. Kopp or Mr. Smith is terminated within 12 months following a Change in Control, unless the termination is for "cause", as defined in the agreements). The agreements define a change of control of the Company as: (a) beneficial ownership of at least 25% of total voting power of all classes of stock of the Company; or (b) the election to the Board of a majority of direc-tors who were not approved by a majority of current directors; or (c) a share-holder approved liquidation of the Company; or (d) a merger or consolidation of the Company or (e) a sale or disposition of the assets of the Company.

  The benefits which Messrs. Kopp and Smith would receive under the agreement include severance equal to two times the sum of their base salary and the av-erage of the three highest annual bonuses in the previous five years; the max-imum bonus for which each was eligible in the year of termination, and two years of medical, dental, life and long-term disability insurance coverage.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. Applicable SEC regu-lations also require such persons to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company as of the date of this Proxy Statement, or written representa-tions that no reports were required, the Company believes that, during 2000, all filing requirements applicable to its Directors, officers and greater than 10 percent stockholders were satisfied, except that four Form 4s, each cover-ing a single stock option exercise by Directors Asseo, Cooley, Widmann and Wolf respectively, were not filed at the time of the transactions. The error was corrected by the subsequent disclosure in Form 5s, filed after the end of the year.

Appointment of Auditors

  The Board of Directors approved, upon recommendation of the Audit Review Committee, the retention of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ended December 31, 2000. It is expected that the Board of Directors will reappoint PricewaterhouseCoopers LLP as the Company's independent accountants for the current year. Representatives of PricewaterhouseCoopers LLP, will be present at the Annual Meeting and will be available to respond to questions.

Other Matters

  The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the Proxy Committee to vote or otherwise to act in ac-cordance with their judgment on such matters.

Stockholder Proposals and Nominations for Director

  Proposals of stockholders of the Company that are in tended to be presented at the Annual Meeting to be held in 2002, and which stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than November 23, 2001, which is 120 cal-endar days prior to the anniversary of the mailing date for this year's Proxy Statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for that meeting.

  Under the Company's By-laws, no business, including the nomination of per-sons for election to the Board of Directors of the Company, may be brought be-fore an Annual Meeting of Stockholders, except as set forth in the notice of the meeting or as otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has delivered a written no-tice to the Company containing certain specified information. The notice must contain certain specified information about each item of business that the stockholder proposes for consideration or with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, whichever the case may be. These requirements are separate and distinct from, and are in addition to, the Securities and Exchange Commission requirements (described above) that a stockholder must meet in order to have a stockholder proposal included in the Company's Proxy Statement. To be timely under the Company's By-laws, a stockholder's notice must be received by the Company on or before March 11, 2002, but no earlier than February 9, 2002 (the "By-law Deadline"), which is the period not less than 60 days nor more than 90 days prior to the first an-niversary of this year's Annual Meeting.

  Any stockholder proposal or nomination which does not comply with the proce-dures set forth in the By-laws (including the By-law Deadline) will be disre-garded and the stockholder will not be permitted to present the proposal at the Annual Meeting to be held in 2002. A copy of the By-law provisions dis-cussed in this paragraph may be obtained by writing to the Company at its principal executive offices located at One Colonial Road, Manchester, Connect-icut 06040, Attention: Corporate Secretary.

  Copies of the Company's Annual Report or Form 10-K for the fiscal year 2000 will be provided without charge, upon request. Requests may be directed to:
Carole F. Butenas, Vice President-Investor Relations, Lydall, Inc., P.O. Box 151, Manchester, Connecticut 06045-0151.

                                                                     APPENDIX A

                        AUDIT REVIEW COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Review Committee (the "Committee") is to as-sist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, in-cluding the Company's systems of internal accounting and financial controls, and the Company's process for monitoring compliance with applicable law and ethics programs, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside coun-sel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall comprise not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Pol-icy of the New York Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exer-cise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related fi-nancial management expertise.

Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial state-ments. Additionally, the Committee recognizes that financial management, in-cluding the internal audit staff, as well as the outside auditors, has more time, knowledge and more detailed information on the Company than do Committee members.

Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Com-mittee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

 .   The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

 .   As a whole, or through the Committee Chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

 .   The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

 .   The Committee shall:

  . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company con-sistent with Independence Standards Board Standard Number 1;

  . discuss with the outside auditors any such disclosed relationship and their impact on the outside auditor's independence;

  . recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's indepen-dence;

  . prepare the report required by the rules of the Securities and Ex-change Commission to be included in the Company's annual proxy state-ment;

  . meet as necessary to perform the duties and responsibilities of the Committee; and

  .   report to the Board at its next meeting after each Committee meeting.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropri-ate, replace the outside auditor.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                                 LYDALL, INC.

                                  May 9, 2001










                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X]  Please mark your
       votes as in this
       example.


                    FOR   WITHHELD       NOMINEES:
1. ELECTION OF                             Lee A. Asseo                           2. In their discretion, such other business as
   DIRECTORS        [_]     [_]            Samuel P. Cooley                          may properly come before the meeting.
                                           W. Leslie Duffy
                                           David Freeman                          The shares represented by this Proxy will be
FOR, EXCEPT vote withheld from             Suzanne Hammett                        voted as specified. IF NO CHOICE IS SPECIFIED,
the following nominee(s)                   Robert E. McGill, III                  THE PROXY WILL BE VOTED IN FAVOR OF THE
                                           Christopher R. Skomorowski             SPECIFIED NOMINEES. THIS PROXY CARD MUST BE
______________________________             Elliott F. Whitely                     PROPERLY COMPLETED, SIGNED, DATED AND RETURNED
                                           Roger M. Widmann                       IN ORDER TO HAVE YOUR SHARES VOTED.
                                           Albert E. Wolf
                                                                                  PLEASE NOTE ANY CHANGE OF ADDRESS.

Signature __________________________   Date ___________________

Signature __________________________   Date ___________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

PROXY


                                 LYDALL, INC.


     The undersigned hereby appoints Samuel P. Cooley, Roger M. Widmann and Christopher R. Skomorowski, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on May 9, 2001 at 11:00 a.m. E.D.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated March 23, 2001 and instructs its attorneys and proxies to vote as set forth on this Proxy.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        (To be Signed on Reverse Side)